Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of December 18, 2009, is made by and among SUPERIOR WELL SERVICES, INC., a Delaware corporation (the “Borrower”), EACH OF THE GUARANTORS (as hereinafter defined), LENDERS (as hereinafter defined), KEYBANK NATIONAL ASSOCIATION and ROYAL BANK OF CANADA, each in its capacity as Co-Documentation Agent and CITIZENS BANK OF PENNSYLVANIA, in its capacity as Administrative Agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).
     WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of September 30, 2008, (the “Credit Agreement”), pursuant to which the Lenders provided a $250,000,000 revolving credit facility to the Borrower, which amount has been reduced pursuant to that certain First Amendment to Credit Agreement to $125,000,000;
     WHEREAS, the Borrower desires to amend the Credit Agreement to modify certain covenants, reduce the commitment amount pursuant to Section 2.10 of the Credit Agreement, modify the borrowing base requirements and make certain other changes as set forth in detail below; and
     WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement as hereinafter provided.
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
     1. Definitions.
     Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.
     2. Amendments to Credit Agreement.
     (a) Title Page and Introductory Paragraph. The reference to “$175,000,000, which amount shall be reduced to $125,000,000 on January 1, 2010.” contained on the title page to the Credit Agreement and in the second introductory paragraph of the Credit Agreement (which paragraph is immediately prior to Article 1 of the Credit Agreement) shall be amended and replaced with “$100,000,000, which amount may be further reduced to $50,000,000.”
     (b) Section 1.1 (Certain Definitions).
          (i) The following definition contained in Section 1.1 (Certain Definitions) of the Credit Agreement shall be amended and restated in its entirety:
     “Borrowing Base shall mean at any time the sum of (i) eighty percent (80%) of Qualified Accounts (“Accounts Portion”), plus (ii) for the period from the First

Amendment Effective Date to and including December 31, 2009, an amount equal to thirty percent (30%) of the net book value of the Loan Parties’ property, plant and equipment and thereafter, an amount equal to twenty percent (20%) of the net book value of the Loan Parties’ property, plant and equipment (such net book value of such property plant and equipment shall be determined by the Administrative Agent in its reasonable discretion and upon the reasonable reliance on the most recent equipment valuation); provided however, at such time as the Revolving Credit Commitments are less than or equal to $50,000,000, subsection (ii) of the definition of Borrowing Base shall be deleted and the Borrowing Base shall consist solely of eighty percent (80%) of Qualified Accounts. Notwithstanding anything to the contrary herein, the Required Lenders may, in their reasonable business discretion, at any time hereafter, with five (5) days prior written notice to the Borrower, decrease the advance percentage for Qualified Accounts or net book values of the property, plants and equipment, or increase the level of any reserves or ineligibles, or define or maintain such other reserves or ineligibles, as the Required Lenders may deem necessary or appropriate. Any such change shall become effective immediately upon written notice from the Administrative Agent to the Borrower for the purpose of calculating the Borrowing Base hereunder.”
          (ii) The following definitions contained in Section 1.1 (Certain Definitions) of the Credit Agreement shall be deleted:
          “Inventory”
          “Qualified Inventory”
          (iii) Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert therein, in alphabetical order, the following new definitions:
     “Commitment Reduction Events shall mean the Initial SWSI Sale Reduction Event, the Subsequent SWSI Sale Reduction Event and the Income Tax Refund Reduction Event.”
     “Income Tax Refund Reduction Event shall mean the receipt of the Borrower of a federal income tax refund of $20,000,000 or more subsequent to the filing of the Borrower’s 2009 federal income tax return.”
     “Initial SWSI Sale Reduction Event shall mean the sale of either (i) a portion of the assets of SWSI Fluids, LLC, (ii) all or substantially all of the assets of SWSI Fluids, LLC or (iii) SWSI Fluids, LLC, each as permitted by under this Agreement.”
     “Second Amendment shall mean that certain Second Amendment to Credit Agreement, dated as of December 18, 2009, among the Borrower, the Guarantors, the Lenders and the Administrative Agent.”
     “Second Amendment Effective Date shall mean the effective date of the Second Amendment, which date is December 18, 2009.”

     “Subsequent SWSI Sale Reduction Event shall mean in the event that only a portion of the assets of SWSI Fluids, LLC is sold pursuant to an Initial SWSI Reduction Event, a subsequent sale of any additional assets of SWSI Fluids, LLC as permitted by under this Agreement.”
     (c) Article 2 [Revolving Credit and Swing Loan Facilities] of the Credit Agreement is hereby amended as follows:
          (i) Section 2.1(b) [Swing Loan Commitment] of the Credit Agreement is hereby amended and restated as follows:
     “(b) Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, Citizens Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $15,000,000, which amount shall be further reduced to $10,000,000 at such time as the Revolving Credit Commitments are less than or equal to $50,000,000 (the “Swing Loan Commitment”), provided that the aggregate principal amount of Citizens Bank’s Swing Loans and the Revolving Credit Loans of all the Lenders at any one time outstanding shall not exceed the lesser of (1) the Revolving Credit Commitments of all the Lenders or (2) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2(c)(i).”
          (ii) Section 2.10(b) [Mandatory Reduction] is hereby amended and restated as follows:
     “(b) Mandatory Reduction. Effective as of the Second Amendment Effective Date, the Revolving Credit Commitments shall be reduced to $100,000,000 and each Lender’s Revolving Credit Commitment shall be reduced ratably in proportion to such Lender’s Ratable Share and such reduction shall be accompanied by any necessary prepayment of the Notes, together with accrued Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid, if any (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced. Effective as of , the date of the Income Tax Refund Reduction Event, the Revolving Credit Commitments shall be further reduced by an amount equal to $25,000,000 and each Lender’s Revolving Credit Commitment shall be reduced ratably in proportion to such Lender’s Ratable Share and such reduction shall be accompanied by any necessary prepayment of the Notes, together with accrued Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid, if any (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced. Effective as of the date of the Initial SWSI Sale Reduction Event, the

Revolving Credit Commitments shall be further reduced by an amount equal to (i) $25,000,000 if such Initial SWSI Sale Reduction Event involves the sale of SWSI Fluids, LLC or all or substantially all of the assets of SWSI Fluids, LLC or (ii) an amount equal to the greater of $12,500,000 or the net book value of all assets then being sold if such Initial SWSI Sale Reduction Event involves the sale of a portion of the assets of SWSI Fluids, LLC, and each Lender’s Revolving Credit Commitment shall be reduced ratably in proportion to such Lender’s Ratable Share and such reduction shall be accompanied by any necessary prepayment of the Notes, together with accrued Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid, if any (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced. In the event that the Initial SWSI Sale Reduction Event involved a sale of only a portion of the assets of SWSI Fluids, LLC, upon the occurrence of the Subsequent SWSI Sale Reduction Event, the Revolving Credit Commitments shall be further reduced by an amount equal to the difference between $25,000,000 and the amount of the Revolving Credit Commitment reduction under the Initial SWSI Sale Reduction Event so that the aggregate amount of the Revolving Credit Commitment reductions under the Initial SWSI Sale Reduction Event and the Subsequent SWSI Sale Reduction Event equals $25,000,000, and each Lender’s Revolving Credit Commitment shall be reduced ratably in proportion to such Lender’s Ratable Share and such reduction shall be accompanied by any necessary prepayment of the Notes, together with accrued Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid, if any (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced. Commitment Fees shall be accrued from and based upon the reduced Revolving Credit Commitments from each of the Second Amendment Effective Date, the date of the Income Tax Refund Reduction Event, the Initial SWSI Sale Reduction Event and the Subsequent SWSI Sale Reduction Event, as appropriate.”
     (d) Section 8.2(q) [Minimum Quarterly EBITDA] of the Credit Agreement is hereby amended and restated as follows::
     “(q) Minimum Quarterly EBITDA. The Loan Parties shall not permit Consolidated EBITDA, calculated as of the end of each fiscal quarter for the fiscal quarter then ended, to be less than the amount set forth below:

Period Ending	Minimum EBITDA

December 31, 2009	$-2,500,000
March 31, 2010	$0
June 30, 2010	$0

Period Ending	Minimum EBITDA

September 30, 2010	$0
December 31, 2010	$10,000,000”
     (e) The List of Schedules and Exhibits to the Credit Agreement shall be amended as follows:
     (i) Commitments of Lender and Addresses for Notices. Pursuant to Section 2.10 of the Credit Agreement, Part 1 of Schedule 1.1 (B) — Commitments of Lenders and Addresses for Notices of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Schedule 1.1 (B) — Commitments of Lenders and Addresses for Notices attached hereto.
     (ii) Quarterly Compliance Certificate. Exhibit 8.3(c) — Quarterly Compliance Certificate of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Exhibit 8.3(c) — Quarterly Compliance Certificate attached hereto.
     (iii) Borrowing Base Certificate. Exhibit 8.3(e) — Borrowing Base Certificate of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Exhibit 8.3(e) — Borrowing Base Certificate attached hereto.
     (iv) Qualified Inventory. Schedule 1.1(Q)(2) — Qualified Inventory is hereby deleted.
     3. Conditions of Effectiveness of Amendments and Consent.
     The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:
     (a) Execution and Delivery of Amendment. The Borrower, the other Loan Parties, the Required Lenders, and the Administrative Agent shall have received approval to execute and shall have executed this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Required Lenders and the Administrative Agent.
     (b) Payment of Fees. The Borrower has paid, or caused to be paid, all fees, costs and expenses payable to the Administrative Agent or for which the Administrative Agent is entitled to be reimbursed, including but not limited to (i) the reasonable fees and expenses of the Administrative Agent’s legal counsel and (ii) a closing fee payable to each Lender that executes this Amendment on or before the Second Amendment Effective Date equal to ten (10) basis points of such Lender’s Revolving Credit Commitment as in effect immediately after the Second Amendment Effective Date reflecting the initially reduced commitments.

     (c) No Actions or Proceedings.
     No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents.
     (d) Consents.
     All material consents required to effectuate the transactions contemplated by this Amendment and the other Loan Documents shall have been obtained.
     (e) Confirmation of Guaranty.
     Each of the Guarantors confirms that they have read and understand the Amendment. In order to induce the Lenders, the Administrative Agent to enter into the Amendment, each of the Guarantors: (i) consents to the Amendment and the transactions contemplated thereby; (ii) ratifies and confirms each of the Loan Documents to which it is a party; (iii) ratifies, agrees and confirms that it has been a Guarantor and a Loan Party at all times since it became a Guarantor and a Loan Party and from and after the date hereof, each Guarantor shall continue to be a Guarantor and a Loan Party in accordance with the terms of the Loan Documents, as the same may be amended in connection with the Amendment and the transactions contemplated thereby; and (iv) hereby ratifies and confirms its obligations under each of the Loan Documents (including all exhibits and schedules thereto), as the same may be amended in connection with the Amendment and the transactions contemplated thereby, by signing below as indicated and hereby acknowledges and agrees that nothing contained in any of such Loan Documents is intended to create, nor shall it constitute an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation or termination of the indebtedness, loans, liabilities, expenses, guaranty or obligations of any of the Loan Parties under the Credit Agreement or any other such Loan Document.
     (f) Legal Details.
     All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.

     4. Representations and Warranties; No Event of Default. The representations and warranties set forth in the Credit Agreement, the other Loan Documents and this Amendment shall be true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Event of Default shall exist and be continuing under the Credit Agreement or under any other material contract, as of the date hereof.
     5. Authority.
          As a material inducement to the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:
          (i) such Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction under which each is organized and the organizational documents have not changed since the First Amendment Effective Date;
          (ii) such Loan Party has all the power and authority to execute, deliver and perform this Amendment;
          (iii) the consummation of the transactions herein contemplated and the performance or observance of such Loan Party’s obligations under the Loan Documents, this Amendment and the transactions required or contemplated herein to which such Loan Party is a party:
     (A) have been duly authorized by all necessary action on the part of such Loan Party;
     (B) will not conflict with or result in a breach of or default under any injunction, or decree of any court or governmental instrumentality, or any forbearance agreement or instrument to which of such Loan Party is now a party or is subject; and
     (C) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Loan Parties pursuant to the terms of any such forbearance agreement or instrument.
     6. Force and Effect.
     Except as otherwise expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

     7. Governing Law.
     This Amendment shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.
     8. Consent of the Required Lenders.
     By executing this Amendment each of the Required Lenders hereby consents (i) to the sale of SWSI Fluids, LLC and/or the sale of all or substantially all of the assets of SWSI Fluids, LLC and (ii) to the release of the liens against such assets and, if the Borrower desires to dissolve SWSI Fluids, LLC after the sale of such entity, the release of such entity as a Guarantor under the Credit Agreement, the release of any and all liens against such entity and the dissolution of such entity.
     9. Effective Date; Certification of the Borrower.
     This Amendment shall be dated as of and shall be binding, effective and enforceable upon the date of (i) satisfaction or written waiver of all conditions set forth in Section 3 hereof and (ii) receipt by the Administrative Agent of duly executed original counterparts of this Amendment from the Borrower and all Lenders, and from and after such date this Amendment shall be binding upon the Borrower, each Lender and the Administrative Agent, and their respective successors and assigns permitted by the Credit Agreement. The Borrower by executing this Amendment, hereby certifies that this Amendment has been duly executed and that as of the date hereof no Event of Default or Potential Default exists under the Credit Agreement or the other Loan Documents.
     10. No Novation.
          This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Loan Parties under the Credit Agreement or any other Loan Document.
[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 3
OF THE SECOND AMENDMENT TO CREDIT AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER: SUPERIOR WELL SERVICES, INC.
By:	/s/ Thomas W. Stoelk
	Name:	Thomas W. Stoelk
	Title:	Chief Financial Officer

GUARANTORS: SUPERIOR GP, L.L.C.
By:	Superior Well Services, Inc., its sole member

By:	/s/ Thomas W. Stoelk
	Name:	Thomas W. Stoelk
	Title:	Chief Financial Officer

SUPERIOR WELL SERVICES, LTD.
By:	Superior GP, L.L.C., its general partner
By:	Superior Well Services, Inc., its sole member

By:	/s/ Thomas W. Stoelk
	Name:	Thomas W. Stoelk
	Title:	Chief Financial Officer

SWSI FLUIDS, LLC
By:	Superior Well Services, Inc., its sole member

By:	/s/ Thomas W. Stoelk
	Name:	Thomas W. Stoelk
	Title:	Chief Financial Officer

[SIGNATURE PAGE 2 OF 3
OF THE SECOND AMENDMENT TO CREDIT AGREEMENT]

LENDERS: CITIZENS BANK OF PENNSYLVANIA, individually and as Administrative Agent
By:	/s/ Joseph F. King
	Name:	Joseph F. King
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, individually and as Co-Documentation Agent
By:	/s/ Todd Coker
	Name:	Todd Coker
	Title:	Assistant Vice President

ROYAL BANK OF CANADA, individually and as Co-Documentation Agent
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:	/s/ Christian Barrow
	Name:	Christian Barrow
	Title:	SVP

[SIGNATURE PAGE 3 OF 3
OF THE SECOND AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Brett R. Schweikle
	Name:	Brett R. Schweikle
	Title:	Vice President

FIRST COMMONWEALTH BANK
By:	/s/ Anthony M. Cardone
	Name:	Anthony M. Cardone
	Title:	Vice President

S&T BANK
By:	/s/ Gregory R. Mayer
	Name:	Gregory R. Mayer
	Title:	Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA
By:	/s/ John L. Hayes
	Name:	John L. Hayes
	Title:	Senior Vice President

TRISTATE CAPITAL BANK
By:	/s/ James P. Nickel
	Name:	James P. Nickel
	Title:	Senior Vice President

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 — Commitments of Lenders and Addresses for Notices to Lenders and Administrative Agent

Amount of
		Commitment for	Amount of
		Revolving Credit	Commitment
		Loans as of the	after giving effect
		Second	to all of the
		Amendment	Commitment
Lender		Effective Date	Reduction Events	Ratable Share
Name:	Citizens Bank of Pennsylvania	$ 26,000,000	$13,000,000	26.000000000%
Address:	525 William Penn Place
Pittsburgh, Pennsylvania 15219-7112
Attention:	Joseph King, Senior Vice President
Telephone:	(412) 867-2413
Telecopy:	(412) 552-6309

Name:	KeyBank National Association	$ 16,000,000	$ 8,000,000	16.000000000%
Address:	127 Public Square
Cleveland, Ohio 44114
Attention:	Todd Coker, Assistant Vice President
Telephone:	(214) 414-2618
Telecopy:	(214) 414-2621

Name:	Royal Bank of Canada	$ 16,000,000	$ 8,000,000	16.000000000%
Address:	3900 Williams Tower
2800 Post Oak Boulevard
Houston, Texas 77056
Attention:	Jay Sartain, Authorized Signatory
Telephone:	(713) 403-5688
Telecopy:	(713) 403-5624

Amount of
		Commitment for	Amount of
		Revolving Credit	Commitment
		Loans as of the	after giving effect
		Second	to all of the
		Amendment	Commitment
Lender		Effective Date	Reduction Events	Ratable Share

Name:	Bank of America, N.A.	$ 10,000,000	$ 5,000,000	10.000000000%
Address:	4 Penn Center — Suite 1100
1600 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention:	Christian Barrow, Vice President
Telephone:	(267) 675-0109
Telecopy:	(212) 548-8911

and

Name:	Bank of America, N.A.
Address:	2001 Clayton Road — 2nd Floor
Concord, California 94520
Attention:	Petra Rubio
Telephone:	(925) 675-8062
Telecopy:	(888) 969-9237

Name:	PNC Bank, National Association	$ 10,000,000	$ 5,000,000	10.000000000%
Address:	One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	Brett Schweikle, Vice President
Telephone:	(412) 762-2604
Telecopy:	(412) 762-4718

Name:	First Commonwealth Bank	$ 8,000,000	$ 4,000,000	8.000000000%
Address:	437 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:	Anthony Cardone, Vice President
Telephone:	(412) 690-2205
Telecopy:	(412) 690-2222

Name:	S&T Bank	$ 6,000,000	$ 3,000,000	6.000000000%
Address:	800 Philadelphia Street
Indiana, Pennsylvania 15701
Attention:	Greg Boyer, Vice President
Telephone:	(724) 465-1445
Telecopy:	(724) 465-3400

Name:	First National Bank of Pennsylvania	$ 4,000,000	$ 2,000,000	4.000000000%
Address:	100 Federal Street — 3rd Floor
Pittsburgh, Pennsylvania 15212
Attention:	John Hayes, Senior Vice President
Telephone:	(412) 359-2617
Telecopy:	(412) 231-3584

Amount of
		Commitment for	Amount of
		Revolving Credit	Commitment
		Loans as of the	after giving effect
		Second	to all of the
		Amendment	Commitment
Lender		Effective Date	Reduction Events	Ratable Share
Name:	TriState Capital Bank	$ 4,000,000	$ 2,000,000	4.000000000%
Address:	One Oxford Centre, Suite 2700
Pittsburgh, Pennsylvania 15219
Attention:	James Nickel, Senior Vice President
Telephone:	(412) 304-0321
Telecopy:	(412) 304-0391

Total		$100,000,000	$50,000,000	100%